EXHIBIT 99.1

Independent Auditors’ Report

The Board of Directors and Stockholders

Prologis, Inc.:

We have audited the accompanying combined statements of revenues and certain expenses of the KTR Portfolio for the year ended December 31, 2014, and the related notes (the Historical Summary).

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in note 2 of the KTR Portfolio for the year ended December 31, 2014 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to note 2 to the Historical Summary, which describes that the accompanying combined Historical Summary was prepared for the purpose of complying with the rules and regulations of Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Prologis, Inc. and Prologis, L.P.) and is not intended to be a complete presentation of the KTR Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

KPMG LLP

Denver, Colorado

August 4, 2015

KTR PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(In thousands)

	For the Three Months Ended March 31, 2015 (Unaudited)	For the Year Ended December 31, 2014
REVENUES:
Rental income	$70,216	$250,790
Rental recoveries	21,662	67,988

Total revenues	91,878	318,778

CERTAIN EXPENSES:
Real estate taxes	15,251	53,759
Property operating expenses	12,147	35,194
Property management fees	2,550	9,381

Total Rental Expenses	29,948	98,334

OPERATING INCOME	61,930	220,444

Interest expense	8,113	32,145

REVENUES IN EXCESS OF CERTAIN EXPENSES	$53,817	$188,299

The accompanying notes are an integral part of these combined statements of revenues and certain expenses.

KTR PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2015 (unaudited) AND THE YEAR ENDED DECEMBER 31, 2014

1.	Description of Business

On May 29, 2015, Prologis, Inc. (the “Company,” “we” or “our”) acquired the real estate assets and operating platform of KTR Capital Partners and its affiliates (“KTR”). The portfolio includes 315 operating properties aggregating 59 million square feet, 3.6 million square feet of properties under development and land parcels that will support an estimated potential build out of 6.8 million square feet (“the Portfolio”).

Information with respect to the square footage, number of buildings and acres of land is unaudited.

2.	Summary of Significant Accounting Policies

Basis of Presentation. The accounting records of KTR are maintained on the accrual basis of accounting. The accompanying combined statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and with the provisions of Rule 3-14 of Regulation S-X, which requires certain information with respect to real estate operations to be included in filings with the SEC. These financial statements are not intended to be a complete presentation of the combined revenues and expenses for KTR. Certain expenses such as depreciation and amortization, amortization of above-market and below-market leases, interest expense related to debt not assumed, nonrecurring professional fees, general and administrative expenses and other revenues and expenses not directly related or comparable to, or expected to be incurred in the future operations of KTR have been excluded.

In preparation of the accompanying combined statements of revenues and certain expenses, KTR has been evaluated for events and transactions occurring after such date through the date of this report, for recognition or disclosure purposes.

Use of Estimates. The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Statement. The combined statement of revenues and certain expenses for the three months ended March 31, 2015, is unaudited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair representation of the combined financial statement of revenues and certain expenses for the interim period have been made.

Revenue and Expense Recognition. Rental income is recognized on the accrual basis in accordance with the tenants’ lease terms. Tenant reimbursements are accrued as revenue in the same period that the related expenses are incurred. KTR accounted for real estate at fair value based on the accounting standards for Investment Companies. The historical statements of combined revenues and certain expenses have not been adjusted to reflect the impact of straight-line rent adjustments.

Property operating expenses represent the direct expenses of operating the properties and include repairs and maintenance, utilities, property insurance and other property expenses that are expected to continue in the ongoing operations of the Portfolio. Expenditures for repairs and maintenance are charged to operations as incurred.

KTR received property management fees for its services to the Portfolio based on market rates, typically 3% of gross receipts, as defined.

Bad Debt Expense. A provision for possible loss is made if the collection of a receivable balance is considered doubtful. Bad debt expense of $1.1 million and $0.8 million was recorded for the year ended December 31, 2014, and for the three months ended March 31, 2015, respectively.

3.	Operating Leases

Revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Future minimum base rent to be received as of December 31, 2014, is summarized below (in thousands):

2015	$281,479
2016	267,434
2017	236,308
2018	206,908
2019	181,419
Thereafter	1,051,417

Total	$2,224,965

These amounts do not reflect future rental revenues from the renewal or replacement of existing leases.

No customer comprised more than 10% of rental revenue for the year ended December 31, 2014, and Amazon.com represented 10% of the Portfolio’s rental revenue for the three months ended March 31, 2015.

KTR PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2015 (unaudited) AND THE YEAR ENDED DECEMBER 31, 2014

4.	Secured Mortgage Debt

We assumed secured mortgage debt with a total aggregate principal balance of $704.7 million. At December 31, 2014, the debt had varying stated interest rates from 3.1% to 6.8% and is scheduled to mature July 2017 to January 2020. Interest expense on this debt was $32.1 million and $8.1 million for the year ended December 31, 2014, and for the three months ended March 31, 2015, respectively.

5.	Commitments and Contingencies

Environmental. As an owner of real estate, KTR is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws has not had a material impact on these combined statements of revenues and certain expenses, nor do we expect it will have such an impact in the future. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on the Portfolio.

Litigation. KTR is presently not subject to material litigation nor, to our knowledge, is any material litigation threatened against KTR, other than routine actions arising in the ordinary course of business.

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